UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Heron Lake BioEnergy, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Heron Lake BioEnergy, LLC

91246 390th Avenue
Heron Lake, Minnesota 56137
(507) 793-0077

NOTICE OF ANNUAL MEETING OF MEMBERS
To Be Held March 22, 2012

TO THE MEMBERS OF
HERON LAKE BIOENERGY, LLC:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Members of Heron Lake BioEnergy, LLC, a Minnesota limited liability company, will be held on Thursday, March 22, 2012, at 1:30 p.m. local time, at the Heron Lake Community Center, 312 10th Street, Heron Lake, Minnesota 56137, for the following purposes:

1.               To elect three (3) Governors, one Governor to serve for a term of two years and two Governors to serve for a term of three years, or until their respective successors have been elected and qualified;

2.               To cast an advisory vote on executive compensation; and

3.               To cast an advisory vote on the frequency of future executive compensation advisory votes.

Only holders of record of Heron Lake BioEnergy, LLC’s Class A Units at the close of business on February 23, 2012 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Each Member is invited to attend the Annual Meeting in person.  Whether or not you plan to attend in person, please mark, date and sign the enclosed proxy, and return it promptly by mail or facsimile.  Instructions for voting by proxy are included in the enclosed proxy statement and on the proxy itself.  All proxies must be received no later than 5:00 p.m. on March 21, 2012 to be voted at the Annual Meeting.

On the proxy, the signature or signatures must match the exact name or names as they appear on our records.  For example, if held in joint ownership, all persons must sign.  Trustees, administrators, custodians etc., should indicate their title and authority.  Corporations or limited liability companies or other entities should provide full name of the entity and title of the authorized officer signing the proxy.

By Order of the Board of Governors

/s/ Kenton Johnson

Kenton Johnson
Secretary of the Board of Governors
February 28, 2012

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING,
PLEASE MARK, DATE AND SIGN THE PROXY AND RETURN IT
IN THE ENCLOSED ENVELOPE OR BY FACSIMILE AS SOON AS POSSIBLE.

IMPORTANT NOTICE REGARDING AVAILABILITY

OF PROXY MATERIALS FOR THE 2012 ANNUAL MEETING OF MEMBERS

TO BE HELD ON THURSDAY, MARCH 22, 2012

Heron Lake BioEnergy, LLC is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet.

You may access the following proxy materials as of the date they are first mailed to our Members at www.heronlakebioenergy.com by following the link for “SEC Filings”:

•                  Notice of 2012 Annual Meeting of Members to be held on Thursday, March 22, 2012;

•                  Proxy Statement for 2012 Annual Meeting of Members to be held on Thursday, March 22, 2012; and

•                  Annual Report on Form 10-K for the fiscal year ended October 31, 2011.

These proxy materials are available free of charge and will remain available through the conclusion of the Annual Meeting. Additionally, we will not collect information, such as “cookies,” that would allow us to identify visitors to the site.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS	28
Accountant Fees and Services	28
Audit Committee Pre-Approval Policies	29
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	30
MEMBER PROPOSALS FOR 2013 ANNUAL MEETING	30
ANNUAL REPORT AND AUDITED FINANCIAL STATEMENTS	30
OTHER BUSINESS	30

Heron Lake BioEnergy, LLC

91246 390th Avenue
Heron Lake, Minnesota 56137
(507) 793-0077

PROXY STATEMENT

Solicitation of Proxies

The accompanying Proxy is solicited on behalf of the Board of Governors of Heron Lake BioEnergy, LLC (“we,” “us,” the “Company” or “Heron Lake BioEnergy”) for use at the Annual Meeting of Members to be held on Thursday, March 22, 2012, at 1:30 p.m. local time at the Heron Lake Community Center, 312 10th Street, Heron Lake, Minnesota 56137, and at any postponements or adjournments thereof (the “Meeting”).  The mailing of this proxy statement to our Members commenced on February 28, 2012.

Cost and Method of Solicitation

This solicitation of proxies to be voted at the Meeting is being made by our Board of Governors.  The cost of this solicitation of proxies will be borne by us.  In addition to solicitation by mail, our officers, Governors and employees may solicit proxies by telephone or in person.  We may also request banks and brokers to solicit their customers who have a beneficial interest in our Units registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Voting

The total number of Units outstanding and entitled to vote at the Meeting as of February 23, 2012 consisted of 38,585,619 Class A Units (“Units”).  Each Member may cast one vote for each Unit held.  Only Members of record at the close of business on February 23, 2012 will be entitled to vote at the Meeting.  Members are not entitled to cumulate their voting power for the election of Governors.

All Members are cordially invited to attend the Meeting in person.  Whether or not you expect to attend the Meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the Meeting.  You may return the proxy by mail in the enclosed postage prepaid return envelope or by facsimile to (507) 793-0078.  All proxies must be received no later than 5:00 p.m. on March 21, 2012 to be voted at the Meeting.

On the proxy, the signature or signatures must match the exact name or names as they appear on our records.  For example, if held in joint ownership, all persons must sign. Trustees, administrators, custodians etc., should indicate their title and authority.  Corporations or limited liability companies or other entities should provide full name of the entity and title of the authorized officer signing the proxy.

Please note that if your Units are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, (i) you must bring to the Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the Units; and (ii) you must obtain from the broker, bank or other nominee record holder a proxy issued in your name.

If you sign and return the proxy on time, the individuals named on the proxy will vote your Units as you have directed.  If you just sign and submit your proxy without voting instructions, your Units will be voted “FOR” each Governor nominee in Proposal 1, “FOR” Proposal 2, and for the option of “EVERY THREE YEARS” on Proposal 3.

Quorum Requirement

At the Meeting, a majority in interest of Members, represented in person or by proxy, constitutes a quorum necessary for the transaction of business.  “Majority in interest” means Members holding more than 50% of the Units then held by all Members. Because there is an aggregate total of 38,585,619 Class A Units held by all Members, which excludes 36,488 Class A Units held by non-members who have no voting rights, a quorum for the Meeting is 19,292,810 Units present in person or by proxy.

Votes Required For Proposals

Proposal 1 relates to the election of Governors.  Under the Member Control Agreement, a Governor will be elected by the affirmative vote of the Members holding a majority of the voting power of the Members present, either in person or by proxy, at a duly held meeting of the Members at which a quorum is present for the transaction of business.  Members are not entitled to cumulate their voting power for the election of Governors.

In determining the voting power present for the purpose of the election of Governors, Units held by Members who are entitled to appoint one or more Governors under the Member Control Agreement and such Members’ affiliates will not be considered, and Members who are entitled to appoint one or more Governors under the Member Control Agreement and such Member’s affiliates are not entitled to vote for the election of Governors.  Project Viking, LLC held 16,005,949 Units, or 41.4% of our outstanding Units, on February 23, 2012 and has the right to appoint four Governors under this provision of our Member Control Agreement.  Therefore, at the Meeting, Project Viking, LLC and its affiliates are not entitled to vote as to Proposal 1: Election of Governors, and a nominee will be elected as a Governor if he receives the affirmative vote of the Members (other than Project Viking, LLC and its affiliates) holding at least a majority of the Units present, in person or by proxy, at the Meeting.

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Governors.  If you withhold authority to vote for the election of one of the Governors, it has the same effect as a vote against that Governor.

The affirmative vote of the holders of a majority of the Units present, either in person or by proxy, and entitled to vote is required for approval of Proposal 2: Advisory Vote on Executive Compensation.  You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 2.

With respect to Proposal 3, you may vote “EVERY YEAR,” “EVERY TWO YEARS,” “EVERY THREE YEARS” or “ABSTAIN.”  The option receiving a plurality of the votes cast at the Annual Meeting by holders of Units voting on Proposal 3 will be the frequency for the advisory vote on executive compensation that has been selected by the Members.

Abstentions will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but are not counted for the purposes of determining whether Members have approved that matter.  Therefore, if you abstain from voting on Proposal 2, it has the same effect as a vote against that proposal.

Other Matters To Be Acted Upon

So far as our management is aware, no matters other than the proposals as described in this proxy statement will be acted upon at the Meeting.  In the event that any other matters properly come before the Meeting calling for a vote of Members, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

Revoking a Proxy

You may change your vote and revoke your proxy at any time before it is voted by:

•                  Sending a written statement to that effect to the Secretary of the Board of Governors of Heron Lake BioEnergy, LLC at 91246 390th Avenue, Heron Lake, Minnesota 56137 or by fax at (507) 793-0078 to arrive at Heron Lake BioEnergy, LLC prior to 5:00 p.m. on March 21, 2012;

•                  Submitting a properly signed proxy with a later date to arrive at Heron Lake BioEnergy, LLC prior to 5:00 p.m. on March 21, 2012; or

•                  Voting in person at the Meeting.

All Units represented by valid, unrevoked proxies will be voted at the Meeting and any adjournment(s) or postponement(s) thereof.  Our principal offices are located at 91246 390th Avenue, Heron Lake, Minnesota 56137, and our telephone number is (507) 793-0077.  Our fax number is (507) 793-0078.

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers address briefly some commonly asked questions regarding the Meeting and voting.  These questions and answers may not address all questions that may be important to you as a Member.  Please refer to the more detailed information contained elsewhere in this proxy statement.

Q.                                   Why did I receive this proxy statement?

A:                                   The Board of Governors is soliciting your proxy to vote at the Meeting because you were a Member of the Company at the close of business on the record date and are entitled to vote at the meeting.  In order to be considered a Member, you must hold a minimum of twenty-five hundred (2,500) Units.  If you own fewer than twenty-five hundred (2,500) Units, you are considered a non-member Unit holder and have no rights except financial rights with respect to the Units you own.  We currently have 66 non-member Unit holders who own an aggregate of 36,488 Class A Units.

Q.                                   Who can attend the Meeting?

A:                                   All Members as of the close of business on the record date may attend the 2012 Annual Meeting.

Q.                                   What if there’s inclement weather on the day of the Meeting?

A:                                   If there is inclement weather, the Meeting will be adjourned and will be rescheduled for Thursday, March 29, 2012 at 1:30 p.m. at the same location.

Q.                                   What is the record date for the 2012 Annual Meeting?

A:                                   February 23, 2012.

Q.                                   How many Membership Units are outstanding on the record date?

A:                                   On February 23, 2012, there was an aggregate total of 38,622,107 Units of Heron Lake BioEnergy, LLC outstanding. Because we currently have 66 non-member Unit holders who own an aggregate of 36,488 Units, the total number of Units outstanding and entitled to vote at the Meeting as of February 23, 2012 consisted of 38,585,619 Units.

Q.                                   What am I being asked to vote on?

A:                                   Members will vote on three proposals at the Meeting.  Proposal 1 is the election of three Governors.  The following persons have been nominated by the Nomination and Governance Committee for election at the Meeting:  Doug Schmitz, Robert J. Ferguson, and David J. Woestehoff.  Detailed information on each nominee is provided below at Proposal 1:  Election of Governors.

The Board of Governors recommends a vote FOR the election of each of Doug Schmitz, Robert J. Ferguson, and David J. Woestehoff.

Proposal 2 is an advisory vote on executive compensation, commonly know as a “say-on-pay” proposal.  We are asking our Members to indicate their support for the compensation of our Named Executive Officers as described in this proxy statement.  Detailed information is provided below under “Executive Officers and Executive Compensation.”

The Board of Governors recommends a vote FOR Proposal 2: Advisory Vote on Executive Compensation.

Proposal 3 is an advisory vote on the frequency of future executive compensation advisory votes.  We are asking our Members to indicate whether they would prefer an advisory vote on Named Executive Officer compensation ever year, every two years, or every three years.

The Board of Governors recommends a vote of “Every Three Years.”

Q.                                   How many votes do I have?

A:                                   Members are entitled to one vote for each Unit owned of record by such Member as of the close of business on the record date.  However, in determining the voting power present for the purpose of the election of Governors, Units held by Members who are entitled to appoint one or more Governors under the Member Control Agreement and such Members’ affiliates will not be considered, and Members who are entitled to appoint one or more Governors under the Member Control Agreement and such Member’s affiliates are not entitled to vote for the election of Governors.  Currently, Project Viking, LLC is the only Member who holds appointment rights.

Q.                                   What is the voting requirement for each proposal?

A:                                   In the election of Governors, each nominee will be elected if the nominee receives the affirmative vote of the Members holding a majority of the voting power of the Members present, either in person or by proxy, at a duly held meeting of the Members at which a quorum is present for the transaction of business.  In determining the voting power present for the purpose of the election of Governors, Units held by Members who are entitled to appoint one or more Governors under the Member Control Agreement and such Members’ affiliates will not be considered, and Members who are entitled to appoint one or more Governors under the Member Control Agreement and such Member’s affiliates are not entitled to vote for the election of Governors.  Therefore, a nominee will be elected as a Governor if he receives the affirmative vote of the Members (other than Project Viking, LLC and its affiliates) holding at least a majority of the Units present, in person or by proxy, at the Meeting. Members are not entitled to cumulate their voting power for the election of Governors.

The affirmative vote of the holders of a majority of the Units present, either in person or by proxy, and entitled to vote is required for approval of Proposal 2: Advisory Vote on Executive Compensation.

With respect to Proposal 3, the option receiving a plurality of the votes cast at the Annual Meeting by holders of Units voting on Proposal 3 will be the frequency for the advisory vote on executive compensation that has been selected by the Members.

Q.                                  What is the effect of a withhold or abstain vote for each proposal?

A:                                   Governors are elected by the affirmative vote of the Members holding a majority of the voting power of the Members present, in person or by proxy, at the Meeting.  Therefore, if you withhold authority to vote for the election of one of the Governors, it has the same effect as a vote against that Governor.

Abstentions will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but are not counted for the purposes of determining whether Members have approved that matter.  Therefore, if you abstain from voting on Proposals 2, it has the same effect as a vote against that proposal.

Q.                                   How do I vote?

A:                                   Units can be voted only if the holder of record is present at the Meeting either in person or by proxy.  You may vote using either of the following methods:

•                  By Proxy.  The enclosed proxy is a means by which a Member may authorize the voting of his, her, or its Units at the Meeting.  The Units represented by each properly executed proxy card will be voted at the Meeting in accordance with the Member’s directions.  We urge you to cast your vote by marking the appropriate boxes on the enclosed proxy.  After you have marked your choices, please sign and date the enclosed proxy and return it in the enclosed envelope or fax it to us at (507) 793-0078.

•                  If you sign and return the proxy card without indicating how you vote, your Units will be voted FOR the election of each nominee named in Proposal 1, FOR Proposal 2, and for the option of “EVERY THREE YEARS” on Proposal 3.

•                  In Person at the Meeting.  All Members may vote in person at the Meeting.

Q.                                   What can I do if I change my mind after I vote my Units?

A:                                   You may revoke your proxy at any time before it is voted.  If you would like to revoke your proxy, you may do so by:

•                  Sending a written statement to that effect to the Secretary of Heron Lake BioEnergy, LLC at  91246 390th Avenue, Heron Lake, Minnesota 56137 to arrive at Heron Lake BioEnergy, LLC prior to 5:00 p.m. on March 21, 2012;

•                  Mailing or faxing to us a properly signed proxy with a later date, to arrive at Heron Lake BioEnergy, LLC prior to 5:00 p.m. on March 21, 2012; or

•                  Voting in person at the Meeting.

Simply attending the Meeting will not revoke your proxy, you must revoke your proxy one of the ways described above.  If you would like to change your vote, you may do so by revoking your proxy and then voting in person or by proxy as described in the immediately preceding question.

Q.                                   What happens if I mark too few or too many boxes on the proxy card?

A:                                   If you do not indicate how your vote should be cast on the proxy, then the proxies will vote your Units FOR each nominee named in Proposal 1, FOR Proposal 2, and for the option of “EVERY THREE YEARS” on Proposal 3.

If you indicate your vote only as to any but not all of the nominees in Proposal 1:  Election of Governors, the proxies will vote your Units as you have directed for the nominee(s) for which you have indicated a vote and will vote your Units FOR the other nominee(s) for which you have not provided direction.  The nominees are Doug Schmitz, Robert J. Ferguson, and David J. Woestehoff.

For Proposal 1, you should only mark one box as to each nominee (“FOR” or “WITHHOLD”).  For Proposal 2, you should only mark one box as to the proposal (“FOR,” “AGAINST” or “ABSTAIN”).  For Proposal 3, you should only mark one box (“EVERY YEAR,” “EVERY TWO YEARS,” “EVERY THREE YEARS” or “ABSTAIN”).  If your voting indications conflict, your proxy will not be valid and your votes will not be cast for that proposal.  An example of a conflicting voting indication includes voting both FOR and WITHHOLD for the same nominee.

If any other matters are properly presented to the Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

Q.                                   Who will count the vote?

A:                                   Votes will be tallied and counted by the Heron Lake BioEnergy accounting department.

OWNERSHIP OF UNITS BY PRINCIPAL HOLDERS AND MANAGEMENT

The following table sets forth certain information as of February 23, 2012 with respect to our Units beneficially owned by (i) each Governor, (ii) each person known to us to beneficially own more than 5% percent of our Units, (iii) each executive officer named in the Summary Compensation Table (the “Named Executive Officers”), and (iv) all current executive officers and Governors as a group. The beneficial ownership percentages are based on 38,622,107 Units issued and outstanding as of February 23, 2012, which includes 36,488 Class A Units held by non-members.

Under our current Member Control Agreement, any Member who, together with such Member’s affiliates, holds 9% or more of the Units outstanding is entitled to appoint one Governor to the Board for every 9% of Units held, up to the right to appoint a maximum of four Governors by any Member who, together with such Member’s affiliates, holds 36% or more of the Units outstanding but less than a majority of the Units outstanding.  No Member who, together with such Member’s affiliates, holds 45% or more of the Units outstanding but less than a majority of the Units outstanding is entitled to appoint a majority of the Governors to the Board, notwithstanding the fact that such Member together with such Member’s affiliates owns 45% or more but less than a majority of the Units outstanding.  Any Member who, together with such Member’s affiliates, holds a majority of the Units outstanding is entitled to appoint a majority of the Governors (five Governors) to the Board of Governors.  Project Viking, LLC owns approximately 41% of our Units that are issued and outstanding and has the right to appoint four (4) Governors to the Company’s Board of Governors under the Member Control Agreement.  Accordingly, Project Viking has appointed the following Governors: Nick Bowdish, Steven H. Core, and Kenton Johnson.  On January 23, 2012, David M. Reinhart, a Project Viking appointee, resigned from the Company’s Board of Governors.  As of the mailing date of this proxy statement, Project Viking has not yet named a successor appointee to our Board of Governors.

An appointed Governor serves indefinitely at the pleasure of the Member appointing him or her (so long as such Member and its affiliates continue to hold a sufficient number of Units to maintain the applicable appointment right) until a successor is appointed, or until the earlier death, resignation or removal of the appointed Governor.  On May 24, 2011, Project Viking, LLC removed Matthew H. Sederstrom as its appointee to the Board of Governors and designated Nick Bowdish as its new appointee.  Effective May 24, 2011, Project Viking, LLC designated Steven H. Core to serve as its third appointee to the Board of Governors.  Also, effective August 30, 2011 Project Viking, LLC designated Kenton Johnson to serve as its fourth appointee to the Board of Governors.  On January 23, 2012, David M. Reinhart, a Project Viking appointee, resigned from the Company’s Board of Governors.  As of the mailing date of this proxy statement, Project Viking has not yet designated a successor appointee to replace Mr. Reinhart, but we expect Project Viking will eventually name a fourth appointee to our Board of Governors.

In determining the voting power present for the purpose of the election of Governors, Units held by Members who are entitled to appoint one or more Governors under the Member Control Agreement and such Members’ affiliates will not be considered, and Members who are entitled to appoint one or more Governors under the Member Control Agreement and such Member’s affiliates are not entitled to vote for the election of Governors. Therefore, Project Viking, LLC and its affiliates are not entitled to vote for the election of Governors.

Unless otherwise indicated and subject to community property laws where applicable, each Unit holder named in the table below has sole voting and investment power with respect to the Units shown opposite such Unit holder’s name. Each holder may be reached at our offices in Heron Lake, Minnesota.

	Units Beneficially Owned
Name	Number	Percent

Holders of More Than 5% of Units
Project Viking, LLC (1)	16,005,949	41.4%

	Units Beneficially Owned
Name	Number	Percent

Governors and Officers

Robert J. Ferguson (2)(3)(4)(5)	147,250	*
Doug Schmitz (2)(5)(6)	369,675	*
David J. Woestehoff (2)(5)(7)	569,846	1.5%
Michael S. Kunerth (2)(8)	126,000	*
Milton J. McKeown (2)(9)	87,000	*
David J. Bach (10)(13)	151,750	*
Timothy O. Helgemoe (11)(14)	61,500	*
Robert J. Wolf (12)(13)	66,000	*
Nick Bowdish (2)(15)	—	*
Steven H. Core (2)(15)	—	*
Kenton Johnson (2)(15)	—	*
David M. Reinhart (16)	—	*
Matthew H. Sederstrom (17)	—	*
Lucas Schneider (3)(18)	—	*
Brett L. Frevert (3)(19)	—	*
All current executive officers and Governors as a group (9 persons)	1,299,771	3.4%

* Indicates ownership of less than 1%.

(1)                     Based on an Amendment No. 3 to Schedule 13D filed on May 25, 2011 by Project Viking, LLC, Roland J. (Ron) Fagen and Diane K. Fagen.  Mr. Fagen and Mrs. Fagen each hold 50% of the voting membership interests of Project Viking, LLC.  All executive offices and directorships of Project Viking, LLC are held by either Mr. Fagen or Mrs. Fagen.  Mr. Fagen and Mrs. Fagen are the only persons controlling Project Viking, LLC.

(2)                     Serves as a Governor.

(3)                     Named Executive Officer.

(4)                     Includes 126,250 Units owned jointly by Mr. Ferguson and his spouse and 21,000 Units owned by a son who resides with Mr. Ferguson.

(5)                     Nominee for election at the Annual Meeting.

(6)                     Includes 25,000 Units owned by Doug Schmitz, 38,092 Units owned by Mr. Schmitz and his spouse, 44,432 Units owned by Mr. Schmitz’s spouse, and 262,151 Units owned by Schmitz Grain Inc., which is controlled by Doug Schmitz.

(7)                     All Units are owned jointly by Mr. Woestehoff and his spouse.

(8)                     Includes 63,000 Units owned by the Michael Kunerth Trust under agreement dated July 18, 2006, and 63,000 Units owned by the Dawn Kunerth Trust under agreement dated July 18, 2006.  Mr. Kunerth and his spouse are trustees of each of these trusts.

(9)                     All Units are owned jointly by Mr. McKeown and his spouse.

(10)              All Units are owned jointly by Mr. Bach and his spouse.

(11)              Includes 15,000 Units owned by Mr. Helgemoe’s spouse, 25,000 Units owned jointly by Mr. Helgemoe and his spouse, and 21,500 Units owned jointly by Mr. Helgemoe’s spouse and Mr. Helgemoe’s brother.

(12)              All Units are owned jointly by Mr. Wolf and his spouse.

(13)              Resigned from the Board of Governors effective August 30, 2011.

(14)              Mr. Helgemoe’s tenure as a Governor ended on August 30, 2011, immediately following the 2011 Annual Meeting.

(15)              Appointed as a Governor by Project Viking, LLC.

(16)              Mr. Reinhart resigned as a Project Viking, LLC Governor appointee effective January 23, 2012.

(17)              Mr. Sederstrom was appointed as a Governor by Project Viking, LLC on February 15, 2010 and was removed by Project Viking, LLC effective May 24, 2011.

(18)              Mr. Schneider was appointed as our Chief Financial Officer on November 24, 2010.

(19)              Mr. Frevert’s service as our Interim Chief Financial Officer under an agreement with CFO Systems ended on November 24, 2010.

PROPOSAL 1: ELECTION OF GOVERNORS

Under our Member Control Agreement, as amended at the 2011 Annual Meeting, the number of Governors serving the Company is set at nine (9) Governors, including both appointed and elected Governors.  Governors that are elected by Members are currently divided into three classes, with the terms of the Governors staggered such that one-third of the Governors (or as nearly as possible) are elected annually by the Members at each Annual Meeting.  As the term of each class expires, the successors to the Governors in that class are elected for a three-year term and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Under our current Member Control Agreement, any Member who, together with such Member’s affiliates, holds 9% or more of the Units outstanding is entitled to appoint one Governor to the Board for every 9% of Units held, up to the right to appoint a maximum of four Governors by any Member who, together with such Member’s affiliates, holds 36% or more of the Units outstanding but less than a majority of the Units outstanding.  No Member who, together with such Member’s affiliates, holds 45% or more of the Units outstanding but less than a majority of the Units outstanding is entitled to appoint a majority of the Governors to the Board, notwithstanding the fact that such Member together with such Member’s affiliates owns 45% or more but less than a majority of the Units outstanding.   Any Member who, together with such Member’s affiliates, holds a majority of the Units outstanding is entitled to appoint a majority of the Governors (five Governors) to the Board of Governors.  Project Viking, LLC owns approximately 41% of our Units that are issued and outstanding and has the right to appoint four (4) Governors to the Company’s Board of Governors under the Member Control Agreement.  Accordingly, Project Viking has appointed the following Governors: Nick Bowdish, Steven H. Core, and Kenton Johnson.  On January 23, 2012, David M. Reinhart, a Project Viking appointee, resigned from the Company’s Board of Governors.  As of the mailing date of this proxy statement, Project Viking has not yet named a successor appointee to our Board of Governors.

An appointed Governor serves indefinitely at the pleasure of the Member appointing him or her (so long as such Member and its affiliates continue to hold a sufficient number of Units to maintain the applicable appointment right) until a successor is appointed, or until the earlier death, resignation or removal of the appointed Governor.  On May 24, 2011, Project Viking, LLC removed Matthew H. Sederstrom as its appointee to the Board of Governors and designated Nick Bowdish as its new appointee.  Effective May 24, 2011, Project Viking, LLC designated Steven H. Core to serve as its third appointee to the Board of Governors.  Also, effective August 30, 2011 Project Viking, LLC designated Kenton Johnson to serve as its fourth appointee to the Board of Governors.  On January 23, 2012, David M. Reinhart, a Project Viking appointee, resigned from the Company’s Board of Governors.  As of the mailing date of this proxy statement, Project Viking has not yet designated a successor appointee to replace Mr. Reinhart, but we expect Project Viking will eventually name its fourth appointee to our Board of Governors.  A Member that is entitled to appoint one or more Governors under the appointment right provided in the Member Control Agreement and such Member’s affiliates are not entitled to vote for the election of Governors by the Members.  Therefore, Project Viking, LLC and its affiliates are not entitled to vote for the election of Governors.

The terms of Doug Schmitz, Robert J. Ferguson, and David J. Woestehoff expire at the Meeting.  The terms of Michael S. Kunerth and Milton J. McKeown expire at the Annual Meeting of Members to be held in 2013.

The Nomination and Governance Committee has nominated for election at the Meeting: Doug Schmitz, Robert J. Ferguson, and David J. Woestehoff.  Governors are typically elected to serve a three-year term.  However, in order to preserve continuity of governance and the harmonious transition of the reduction of the number of Governors serving the Company to nine (9) Governors, as effected at our 2011 Annual Meeting, the terms of the Governors elected at the Meeting will be staggered such that that the term of one of the seats shall expire at the 2014 Annual Meeting and the term of two of the seats shall expire at the 2015 Annual Meeting.  The nominee receiving the lowest percentage of votes cast at the Meeting will be elected into the seat with the two-year term or until a respective successor is elected and shall qualify, or the Governor’s earlier death, resignation or removal.  Conversely, the two nominees receiving the highest percentage of votes cast at the Meeting will be elected to serve a three-year term or until their respective successors are elected and shall qualify, or their earlier death, resignation or removal.

Except for the appointment right described above, we know of no arrangements or understandings between a Governor or nominee and any other person pursuant to which he has been selected as a Governor or nominee.  There is no family relationship between any of the nominees, our Governors or our executive officers.

It is intended that proxies will be voted for the named nominees. The Board of Governors believes that the nominees named below will be able to serve, but should any of them be unable to serve as a Governor, the persons named in the proxies have advised us that they will vote for the election of such substitute nominee(s) as the Board of Governors may propose.

Information Regarding Nominees

Set forth below is biographical and other information with respect to each of the three nominees for election at the Meeting:

Name	Age	Biography

Doug Schmitz	49

Mr. Schmitz attended Willmar Community College in Willmar, Minnesota, and majored in Ag Business. Doug is a third generation farmer who has been farming with his brother since 1988. In addition to agriculture, Mr. Schmitz owns and operates Schmitz Grain, Inc., which was purchased from his father in 1991. Schmitz Grain has three locations in southwestern Minnesota and provides services to area farmers in grain merchandising, custom drying, feed sales, seed sales and fertilizer and chemical application. He also currently serves on the board of two privately-held companies: Agri-Tech Systems, Inc. located in Las Vegas, Nevada, and United Ag Resources of Slayton, Minnesota. Mr. Schmitz currently serves as our Board Vice President.

Robert J. Ferguson	63

Since 1972, Mr. Ferguson has farmed near Heron Lake, Minnesota. Mr. Ferguson was formerly a Jackson County Commissioner and served on the Jackson County Planning and Zoning board and the Prairieland Economic Development board. In addition, Mr. Ferguson is President of Heron Lake Development Corporation. He is a member of the Jackson County Corn and Soybean Associations, and the Heron Lake / Okabena Community Club. Mr. Ferguson attended Worthington Community College to pursue his associate of arts degree in business administration but just after graduation was drafted by the U.S. Army to serve in the Vietnam War. Mr. Ferguson was an original member of our founding Board of Governors, served as Board President from 2003 to 2011, and will serve as our Chief Executive Officer until his retirement effective March 23, 2012.

David J. Woestehoff	42

Mr. Woestehoff operates grain farming operations in Belle Plaine, Minnesota and Arlington, South Dakota. Mr. Woestehoff is also the founder and 50% owner of Brewery Hill Grain Company, which operates independent grain elevators in Cleveland and Le Sueur, Minnesota. In 2009, Mr. Woestehoff became president and majority shareholder of Minnesota Valley Grain Company, LLC, which operates commercial grain elevators in LeCenter and Montgomery, Minnesota. Mr. Woestehoff also serves on various committees at First Lutheran Church in Le Sueur, Minnesota. Mr. Woestehoff graduated from the University of Wisconsin in 1990 with a B.S. degree in Agricultural Business and minors in Economics and Animal Science. Mr. Woestehoff was an original member of our founding Board of Governors and currently serves as our Board President.

Vote Required for the Election of Governors

Under the Member Control Agreement, a Governor will be elected by the affirmative vote of the Members holding a majority of the voting power of the Members present, either in person or by proxy, at a duly held meeting of the Members at which a quorum is present for the transaction of business.  Members are not entitled to cumulate their voting power for the election of Governors.

In determining the voting power present for the purpose of the election of Governors, Units held by Members who are entitled to appoint one or more Governors under the Member Control Agreement and such Members’ affiliates will not be considered, and Members who are entitled to appoint one or more Governors under the Member Control Agreement and such Member’s affiliates are not entitled to vote for the election of Governors.  Project Viking, LLC held 16,005,949 Units, or 41.4% of our outstanding Units, on February 23, 2012, and has the right to appoint four (4) Governors under this provision of our Member Control Agreement.  Therefore, at the Meeting, Project Viking, LLC and its affiliates are not entitled to vote as to Proposal 1:  Election of Governors and a nominee will be elected as a Governor if he receives the affirmative vote of the Members (other than Project Viking, LLC and its affiliates) holding at least a majority of the Units present, in person or by proxy, at the Meeting.

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Governors.  If you withhold authority to vote for the election of one of the Governors, it has the same effect as a vote against that Governor.  If you just sign and submit your proxy without voting instructions, your Units will be voted “FOR” each nominee for Governor.

THE BOARD OF GOVERNORS RECOMMENDS
THAT MEMBERS VOTE FOR
THE ELECTION OF EACH NOMINEE

Governors Serving Continuing Terms

Set forth below is biographical and other information with respect to each of the Governors serving continuing terms.  This information was reviewed and updated by the Governors in January 2012.

Name	Age	Position	Term Expires/Appointed

Michael S. Kunerth	44	Governor, Board Treasurer	Term expires 2013

Milton J. McKeown	66	Governor	Term expires 2013

Nick Bowdish	28	Governor	Appointed

Steven H. Core	62	Governor	Appointed

Kenton Johnson	23	Governor, Board Secretary	Appointed

Michael S. Kunerth.  Mr. Kunerth has operated a corn and soybean farm in Brewster, Minnesota since 1990. Since 1992, Mr. Kunerth has also operated a retail seed service business. From 1994 to 2008, Mr. Kunerth also served as the Clerk of Graham Lakes Township. He holds a B.S. Degree in Business Management from St. John’s University, Collegeville, Minnesota.  Mr. Kunerth was an original member of our founding Board of Governors and currently serves as our Board Treasurer.

Milton J. McKeown.  From 1991 to his retirement in October 2006, Mr. McKeown managed the Heron Lake Insurance Agency. While he is currently retired, Mr. McKeown is active in community affairs. In addition to serving on our Board of Governors, Mr. McKeown is currently a board member of the Southwest Minnesota Workforce Council. Mr. McKeown graduated from Dakota State University with a B.S. degree in Industrial Arts.  Mr. McKeown was an original member of our founding Board of Governors.

Nick Bowdish.  Mr. Bowdish grew up in the grain industry with several years of experience at a privately owned grain elevator in Brodhead, Wisconsin. Since 2008, he has served as the General Manager of Platinum Ethanol, LLC where he is the sole manager of Platinum’s commodity margin and its risk management strategy. He tends to the general business practices of the facility while overseeing 50 employees that work in production, accounting, material handling, environmental, health and safety, maintenance and laboratory analysis roles. From June 2007 to November 2008, Mr. Bowdish was a member of the project development team at Fagen, Inc., a prominent builder of ethanol plants worldwide.  Nick worked with both operating and development stage projects in the ethanol, power, wind, and industrial process industries. Mr. Bowdish currently serves as a Director on the Board of Badger State Ethanol, LLC located in Monroe, Wisconsin, since August 2010, and the Board of Pannonia Ethanol, LLC located in Dunafoldvar, Hungary, since 2010.  Mr. Bowdish previously served on the Board of Platinum Ethanol, LLC in Arthur, IA, from October 2008 to December 2008, before he was appointed its General Manager. Nick also served on the Board of Directors at Western Wisconsin Energy, LLC located in Boyceville, Wisconsin from June 2007 through March 2011. Mr. Bowdish holds a Bachelor’s degree in Agricultural Business Management from The University of Wisconsin — Madison. Mr. Bowdish was appointed to our Board of Governors by Project Viking, LLC to replace Matt Sederstrom effective May 24, 2011.

Steven H. Core.  Mr. Core has over 40 years of agricultural business management experience.  Since January 2002, he has worked in sales and marketing for Fagen, Inc., of Granite Falls, Minnesota, on new ethanol plant construction and expansions.  Between 1994 and 2002, he served as General Manager of Corn Plus, a Winnebago, MN ethanol producer.  During his tenure at Corn Plus, he supervised a staff of 34 employees at the plant which produced 44 million gallons of ethanol annually.  Steve is a member of the Minnesota Corn Growers Association and serves as a Director on six ethanol boards, with plants ranging in size from 52 million gallon to 125 million gallon yearly production. Mr. Core received his Associate of Applied Sciences degree in Agricultural Business from Eastern Iowa Community College.  Mr. Core was appointed to our Board of Governors by Project Viking, LLC as its third appointee effective May 24, 2011.

Kenton Johnson.  Mr. Johnson currently raises corn and soybeans with his father south of Granite Falls, MN.  In May of 2007, Mr. Johnson started managing his own farming operation.  In August of 2009, Mr. Johnson became Chief Executive Officer and shareholder of Prairie View Farms, Inc.  Prairie View Farms has been a family owned and operated farming business since 1991.  In May of 2011, Mr. Johnson graduated with a Bachelor of Science degree in Agriculture Business Management from Southwest Minnesota State University in Marshall, MN.  Mr. Johnson was appointed to our Board of Governors by Project Viking, LLC as its fourth appointee effective August 30, 2011.

CORPORATE GOVERNANCE

Board Independence

The Board of Governors undertook a review of Governor independence in February 2012 as to all of the Governors then serving.  As part of that process, the Board reviewed all transactions and relationships between the Governor (or any member of his immediate family) and Heron Lake BioEnergy, LLC, its executive officers and its auditors, and other matters bearing on the independence of Governors. In particular, the Board reviewed corn transactions by Governors or their affiliates in relationship to the Governor’s ability to exercise independent judgment.

Although our Units are not listed on any stock exchange, the Board of Governors is required to select and apply the independence standards of a stock exchange. For the purposes of disclosing the independence of our Governors and committee members in this proxy statement, the Board of Governors selected the NASDAQ Listing Rules. This is also the definition used for “independence” in our Governance Guidelines and Committee Charters.  However, we specifically excluded the additional independence requirements under the NASDAQ Listing Rules for Audit Committee members from the Company’s Governance Guidelines and Audit Committee Charter.

As a result of its review, the Board of Governors affirmatively determined that David J. Woestehoff, Michael S. Kunerth, Milton J. McKeown, Nick Bowdish, Steven H. Core, and Kenton Johnson are independent according to the “independence” definition of the NASDAQ Listing Rules.

Robert J. Ferguson is not “independent” under the NASDAQ Listing Rules because he served as our Chief Executive Officer in fiscal year 2011, and sold a significant amount of grain to us in our fiscal year 2011.  Mr. Schmitz is also not independent because he sold a significant amount of grain to us in fiscal year 2011, individually or through affiliated entities. The charters of the Audit Committee, Compensation Committee, and Nomination and Governance Committee also established separate criteria for eligibility to serve as a member of those committees, which are discussed below.

Committees of the Board of Governors and Committee Independence

We currently have four separate standing committees: the Audit Committee, the Compensation Committee, the Nomination and Governance Committee and the Marketing and Risk Management Committee.  One of our committees, the Finance and Planning Committee, was dissolved June 24, 2009.  The Audit Committee assumed all responsibilities of the Finance and Planning Committee.

In December 2007, our Board of Governors adopted written charters for the Audit Committee, the Compensation Committee, and the Nomination and Governance Committee.  In December 2011, the Board of Governors, based on the recommendation of the Nomination and Governance Committee, reviewed and made certain amendments to each of these charters and our Governance Guidelines, primarily to clarify the “independence” standard applied to the Board and each committee.  Copies of the amended charter of each of these committees are available on our website at www.heronlakebioenergy.com by following the link to “Board of Governors.”

The composition and function of the committees of the Board are set forth below.  Following the 2012 Annual Meeting, the Board of Governors will review committee assignments in accordance with each committee’s respective charter and all applicable rules.

Compensation Committee.  Currently, the Compensation Committee consists of two Governors: David J. Woestehoff and Michael S. Kunerth.  The Compensation Committee oversees our compensation and employee benefit plans and practices, including any executive compensation plans, Governor compensation plans and incentive compensation and equity-based plans. The charter of the Compensation Committee requires that this committee consist of at least two members of the Board of Governors.  A majority of members of the Compensation Committee must satisfy the independence requirements of: (1) the NASDAQ Listing Rules, as adopted in the Company’s Governance Guidelines; (2) Section 16b-3 of the Exchange Act, if Section 16 is applicable to the Company; and (3) Section 162(m) of the Internal Revenue Code of 1986, all as amended from time to time.  A majority of the members of our Compensation Committee meet these requirements.  During fiscal year 2011, the Compensation Committee met zero times.

Nomination and Governance Committee.  Currently, the Nomination and Governance Committee consists of four Governors: Milton J. McKeown (Chair), Doug Schmitz, Michael S. Kunerth, and Kenton Johnson.  The Nomination and Governance Committee’s responsibilities include: (1) identifying and nominating individuals qualified to serve as Governors and on committees of the Board; (2) advising the Governors with respect to the Board’s composition, procedures and committees; (3) developing and recommending to the Board a set of corporate governance principles; and (4) overseeing the evaluation of the Board and the Board committees.  The charter of the Nomination and Governance Committee requires that this committee consist of at least two members of the Board of Governors.  A majority of members of the Nomination and Governance Committee must satisfy the independence requirements of the NASDAQ Listing Rules, as adopted in the Company’s Governance Guidelines. The membership of our Nomination and Governance Committee meets the requirements of its charter.  During fiscal year 2011, the Nomination and Governance Committee met zero times.

Audit Committee.  Currently, the Audit Committee consists of three Governors and one Board appointed consultant: Michael S. Kunerth (Chair), Milton J. McKeown, Steven H. Core, and Jeremy Wilhelm (third party financial consultant appointed to the Audit Committee by the Board).  The Audit Committee assists the Board in fulfilling its oversight responsibility for: (1) the integrity of our financial statements and financial reporting process and our systems of internal accounting and financial controls; (2) the performance of our internal audit function; (3) the annual independent integrated audit of our consolidated financial statements and internal control over financial reporting; and (4) our compliance with legal and regulatory requirements, including our disclosure controls and procedures. The duties and responsibilities of the Audit Committee include the engagement of our independent registered public accounting firm and the evaluation of our accounting firm’s qualifications, independence and performance.  The charter of the Audit Committee requires that the Audit Committee be comprised of three or more Governors, a majority of whom must be “independent” under the NASDAQ Listing Rules, as adopted in the Company’s Governance Guidelines.  A majority of the members must also be non-executive Governors, free from any relationship that would interfere with the exercise of independent judgment and “independent” as defined by the applicable rules and regulations of the Securities and Exchange Commission.  Moreover, all members of the committee must have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the committee must have accounting or related financial management expertise. The Board of Governors determined that the membership of the Audit Committee meets the requirements of its charter.  During fiscal year 2011, the Audit Committee met eight times.

In February 2012, the Board of Governors reviewed the qualifications of each member of the Audit Committee for the purpose of determining whether any Governor serving on the Audit Committee would qualify as an “audit committee financial expert” as that term is defined under the rules of the Securities and Exchange Commission.  Based upon that review, the Board of Governors determined that no Governor qualifies as an audit committee financial expert, but that the Audit Committee as a whole has sufficient experience and education to perform its duties.

Marketing and Risk Management Committee.  Currently, the Marketing and Risk Management Committee consists of four Governors: Doug Schmitz (Chair), Robert J. Ferguson, David J. Woestehoff, and Nick Bowdish.  The Marketing and Risk Management committee assists the Board and our management to, among other things, enhance our profitability and manage commodity price risk, by establishing appropriate policies and strategies for grain procurement, marketing of ethanol and distillers grains, and managing enterprise risk.  During fiscal year 2011, the Marketing and Risk Management Committee met 25 times.

Board Attendance at Board, Committee and Annual Member Meetings

During fiscal year 2011, the Board of Governors met 18 times. Each Governor in fiscal year 2011 attended at least seventy-five percent (75%) of the meetings of the Board of Governors and Board committees on which the Governor served, except that: (i) Matthew H. Sederstrom missed five meetings during fiscal year 2011; and (ii) Kenton Johnson missed one of the three meetings held during fiscal year 2011 following his appointment.

We do not have a formal policy on Governor attendance at meetings of our Members. However, we encourage all Board members to attend the annual meetings of our Members.  All then-current Governors attended the 2011 Annual Meeting of Members.

Governor Nominations

The Nomination and Governance Committee will consider candidates for Board membership suggested by members of that committee, other Governors, as well as management and Members.

Criteria for Nomination to the Board. The Nomination and Governance Committee is responsible for identifying, evaluating and approving qualified candidates for nomination as Governors. The committee has not adopted minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Governors, as the committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account our needs and the needs of the Board of Governors. The Nomination and Governance Committee evaluates each prospective nominee against the standards and qualifications set out in our Governance Guidelines, including:

•                  Background, including demonstrated high personal and professional ethics and integrity; and the ability to exercise good business judgment and enhance the Board’s ability to manage and direct the affairs and business of the Company;

•                  Commitment, including the willingness to devote adequate time to the work of the Board and its committees, and the ability to represent the interests of all Members and not a particular interest group;

•                  Board skills needs, in the context of the existing makeup of the Board, and the candidate’ s qualification as independent and qualification to serve on Board committees;

•                  Diversity, in terms of knowledge, experience, skills, expertise, and other demographics which contribute to the Board’s diversity; and

•                  Business experience, which should reflect a broad experience at the policy-making level in business, government and/or education.

The Nomination and Governance Committee also considers such other relevant factors, as it deems appropriate. The committee will consider persons recommended by the Members in the same manner as other nominees.

Process for Identifying and Evaluating Nominees. The process for identifying and evaluating nominees to the Board of Governors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Nomination and Governance Committee deems appropriate, a third-party search firm. The Nomination and Governance Committee evaluates these candidates by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references.  We have not engaged a third-party search firm to assist us in identifying potential Governor candidates, but the Nomination and Governance Committee may choose to do so in the future.

Member Proposals for Nominees. The Nomination and Governance Committee will consider written proposals from Members for nominees for Governor. Any such nominations should be submitted to the Nomination and Governance Committee in care of the Board Secretary of Heron Lake BioEnergy and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Governor if elected); (b) the name and record address of the Member and of the beneficial owner, if any, on whose behalf the nomination will be made; and (c) the number of Units owned by the Member and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made. As to each person the Member proposes to nominate, the written notice must also state: (a) the name, age, business address and residence address of the person; (b) the principal occupation or employment of the person; and (c) the number of Units beneficially owned by the person. To be considered as nominees for the

2013 Annual Meeting, the written notice must be submitted in the time frames established by the Nomination and Governance Committee and communicated to Members prior to the meeting.

Communications with Governors

Members may communicate with the Board as a group, the chair of any committee of the Board of Governors or any individual Governor by sending an e-mail to info@heronlakebioenergy.com or by directing the communication in care of the Board Secretary, at the address set forth on the front page of this proxy statement.

All communications will be processed by the Board Secretary.  Communications are distributed to the Board, or to any individual Governors as appropriate, depending on the facts and circumstances outlined in the communication.  You will receive a written acknowledgement from the Board Secretary upon receipt of your communication.

Code of Ethics

Our Board has adopted a code of ethics that applies to our officers and Governors, including our Chief Executive Officer and Chief Financial Officer, and a code of business conduct and ethics that applies to our officers, Governors and employees. Copies of these codes of ethics are available to Members without charge by writing to us at 91246 390th Avenue, Heron Lake, MN 56137.

We intend to satisfy the disclosure requirements of the Securities and Exchange Commission regarding certain amendments to, or waivers from, provisions of our code of ethics that apply to our principal executive officer, principal financial officer, principal accounting officer or controller by posting such information on our website at www.heronlakebioenergy.com.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF GOVERNORS

This is a report of the Audit Committee of the Board of Governors of Heron Lake BioEnergy, LLC for the year ended October 31, 2011. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either such Act.

In accordance with its charter, the Audit Committee reviewed and discussed the audited financial statements with management and Boulay, Heutmaker, Zibell & Co. P.L.L.P., our independent accountants. The discussions with Boulay, Heutmaker, Zibell & Co. P.L.L.P. also included the matters required by Statement on Auditing Standards No. 114 (Communication with Audit Committees).

Boulay, Heutmaker, Zibell & Co. P.L.L.P. provided to the Audit Committee the written disclosures and the letter regarding its independence as required by the Public Company Accounting Oversight Board. This information was discussed with Boulay, Heutmaker, Zibell & Co. P.L.L.P.

Based on the discussions with management and Boulay, Heutmaker, Zibell & Co. P.L.L.P., the Audit Committee’s review of the representations of management and the report of Boulay, Heutmaker, Zibell & Co. P.L.L.P., the Audit Committee recommended to our Board of Governors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended October 31, 2011, to be filed with the Securities and Exchange Commission.

Submitted By the Audit Committee of the Board of Governors:

Michael S. Kunerth (Chair)	Steven H. Core

Milton J. McKeown	Jeremy Wilhelm

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Biographies of Executive Officers

Set forth below is biographical and other information regarding Lucas Schneider, our Chief Financial Officer.  Information about Robert J. Ferguson, our President and Chief Executive Officer, may be found in this proxy statement under the heading “Information Regarding Nominees.”

Lucas Schneider, age 30, served as the Senior Accountant of the Company since November 2008, during which time he was responsible for the Company’s corporate accounting and SEC reporting functions.  From March 2008 to November 2008, Mr. Schneider served as a Staff Accountant with the Company.  Prior to joining the Company, Mr. Schneider was a Staff Accountant at Gerber and Haugen, an accounting firm located in Slayton, Minnesota, from April 2007 to March 2008.  From August 2004 to April 2007, Mr. Schneider was a Staff Accountant at M L Grams & Associates, an accounting firm located in Westbrook, Minnesota.  Mr. Schneider holds a Bachelor of Science degree from Southwest Minnesota State University in Marshall, Minnesota.

Compensation Discussion and Analysis

The following discussion and analysis describes our compensation objectives and policies as applied to the following executive officers who are referred to in this proxy statement as the Named Executive Officers:

•                  Robert J. Ferguson, who served as our President and Chief Executive Officer during fiscal year 2011

•                  Lucas Schneider, who was appointed as our Chief Financial Officer on November 24, 2010

•                  Brett L. Frevert, who served as our Interim Chief Financial Officer during fiscal year 2011 until his service ended on November 24, 2010

This section is intended to provide a framework within which to understand the actual compensation awarded to, earned or held by each Named Executive Officer during fiscal year 2011, as reported in the compensation tables and accompanying narrative sections appearing on pages 20 to 23 of this proxy statement.

Executive Summary

In fiscal year 2011, we continued the process of transforming Heron Lake BioEnergy into a higher-performing business, focusing on initiatives that substantially improve the performance of our ethanol plant and reduce the costs of production and the costs of regulatory compliance, including the conversion of our ethanol plant from coal to natural gas combustion.  With these changes in our business, the Compensation Committee evaluated our compensation programs for fiscal year 2011 to ensure they supported our business initiatives and provided incentives to high performance.  Highlighted below are some of the key compensation-related decisions and policies considered by the Compensation Committee relating to fiscal year 2011 compensation to the Named Executive Officers:

•                  Salary Increases.  The Compensation Committee approved an increase in base salary for our Chief Financial Officer.

•                  Performance-Based Incentives.  Messrs. Ferguson and Schneider were eligible to participate in any cash bonus to which our other employees were eligible in the discretion of the Board.  The Board did not award any discretionary bonus in fiscal year 2011 to Mr. Ferguson, Mr. Schneider or other employees of Heron Lake BioEnergy.

•                  Compensation Policies.  The Compensation Committee determined not to use any equity or cash performance-based compensation for fiscal year 2011 compensation.

Our Compensation Philosophy

The Compensation Committee’s philosophy is to provide a competitive level of compensation that is consistent with the Company’s budget, financial performance, and local labor market conditions.  In determining compensation for the Chief Executive Officer and Chief Financial Officer, the Compensation Committee sometimes solicits input from our human resources personnel, primarily relating to benefit programs and local labor market conditions.  The Chief Executive Officer and Chief Financial Officer are not present during deliberations or determination by the Compensation Committee or the Board of their compensation.  Based upon this philosophy, the Compensation Committee has determined that the compensation of the Chief Executive Officer and the Chief Financial Officer should consist of base salary and benefits to which our other employees are eligible.

Fiscal Year 2011 Compensation Elements and Determinations

The Compensation Committee followed the guiding principles outlined above in the development and administration of compensation programs for Mr. Ferguson and Mr. Schneider.  Mr. Frevert served as our Interim Chief Financial Officer for just over one month during fiscal year 2011.  Because Mr. Frevert was hired on an interim basis through his firm CFO Systems, our Compensation Committee did not apply overarching compensation objectives and policies to his compensation.  The arrangement with Mr. Frevert and CFO Systems, which is described below under “Employment Arrangements with Named Executive Officers,” was negotiated separately with CFO Systems as we would negotiate any other arrangement with a specialty service provider or consultant.  Accordingly, this Compensation Discussion and Analysis section does not discuss or analyze the compensation arrangements involving or the compensation paid to Mr. Frevert.

During fiscal year 2011, the components of our executive compensation programs consisted of base salary and a discretionary cash bonus.  Messrs. Ferguson and Schneider were also eligible to participate in the same benefit programs as were available to our other employees.

2011 Base Salaries

The Compensation Committee set Mr. Ferguson’s annual base salary at $124,800 per year for fiscal year 2011, which it believed was appropriate based upon Mr. Ferguson’s responsibilities, the feedback from Mr. Ferguson’s review, and information provided by our human resources personnel.

Lucas Schneider served as our Senior Accountant during fiscal year 2010 and earned a base salary of $55,668.  Mr. Schneider was appointed as our Chief Financial Officer effective December 1, 2010.  The Compensation Committee set Mr. Schneider’s base salary at $72,500 per year, subject to an adjustment on April 1, 2011 and annual adjustments thereafter.  On April 1, 2011, the Company increased Mr. Schneider’s base salary to $85,000, which it believed was appropriate based on Mr. Schneider’s responsibilities and information provided by our human resources personnel.

2011 Cash Bonus Plan

Messrs. Ferguson and Schneider were eligible, in the discretion of the Board, to participate in any cash bonus to which our other employees were eligible.  The Board did not award any discretionary cash bonuses in fiscal year 2011 to Mr. Ferguson, Mr. Schneider or any other employees of Heron Lake BioEnergy.

2011 Incentive Plans and Equity Awards

After weighing the complexities in designing and administering equity compensation programs and cash performance-based compensation programs and the limited benefits these other programs would offer as tools to compensate the Chief Executive Officer, the Compensation Committee determined not to use any equity or cash performance-based compensation for fiscal year 2011 compensation.

Consideration of Risk in Compensation

We believe the compensation policies and practices for our Named Executive Officers do not encourage excessive or inappropriate risk taking and are not reasonably likely to have a material adverse effect on the Company.  Our compensation program primarily consists of fixed base salaries for Named Executive Officers, which provide stable income regardless of Company performance or Unit price.

Report of the Compensation Committee

The following report of the Compensation Committee shall not be deemed to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.

The Compensation Committee has reviewed and discussed the section of this proxy statement entitled Compensation Discussion and Analysis (the “CD&A”) for the year ended October 31, 2011 with management.  In reliance on this review and discussion, the Compensation Committee recommended to the Board of Governors that the CD&A be included in this proxy statement for the 2012 Annual Meeting of Members for filing with the Securities and Exchange Commission.

By the Compensation Committee of the Board of Governors

David J. Woestehoff and Michael S. Kunerth

Summary Compensation Table

The following table shows information concerning compensation earned for services in all capacities during fiscal years 2010 and 2011 for (i) Robert J. Ferguson, who acted as our Chief Executive Officer in fiscal years 2010 and 2011; (ii) Brett L. Frevert, who served as our Interim Chief Financial Officer in fiscal years 2010 and 2011 until his service ended on November 24, 2010; and (iii) Lucas Schneider, who served as our Senior Accountant during fiscal years 2010 and 2011 and is our current Chief Financial Officer who began serving as our Chief Financial Officer on November 24, 2010 (together referred to as our “Named Executive Officers”). There were no other executive officers of our company in fiscal years 2010 or 2011.

Name and Principal Position	Fiscal Year	Salary ($)	All Other Compensation ($)	Total ($)
Robert J. Ferguson (1)	2011	$124,800	—	$124,800
Chief Executive Officer	2010	$124,800	—	$124,800
Lucas Schneider (2)	2011	$80,192	—	$80,192
Chief Financial Officer	2010	$53,648	—	$53,648
Brett L. Frevert (3)	2011	—	$3,770	$3,770
Interim Chief Financial Officer	2010	—	$138,267	$138,267

(1)                                 Salary for Mr. Ferguson represents amounts other than Board meeting fees and additional fees for service as the Board President paid to Mr. Ferguson. For an explanation of compensation paid to Mr. Ferguson in fiscal year 2011 for his services as our Governor and an officer of the Board, please see the section of this proxy statement entitled “Governor Compensation.”

(2)                                 Mr. Schneider was appointed as our Chief Financial Officer on November 24, 2010.  Salary for Mr. Schneider represents amounts paid for his service as our Senior Accountant in fiscal year 2010 and service as our Chief Financial Officer in fiscal year 2011.

(3)                                 Mr. Frevert began serving as our Interim Chief Financial Officer effective November 25, 2008 when we entered into a letter agreement with CFO Systems, LLC relating to his service.  On

November 24, 2010, the Board of Governors terminated our Letter Agreement with CFO Systems, LLC and Mr. Frevert’s service as our Interim Chief Financial Officer ended concurrently with the termination of the Letter Agreement.  All other compensation for Mr. Frevert represents amounts paid to CFO Systems, LLC for Mr. Frevert’s services as our Interim Chief Financial Officer in fiscal years 2009 and 2010.  See “Employment Arrangements with Named Executive Officers” for a description of the arrangements with CFO Systems, LLC.

Employment Arrangements with Named Executive Officers

Robert J. Ferguson has served as the President of our Board of Governors since our inception and until October 26, 2011 when the Board of Governors appointed David J. Woestehoff as the new President of the Board.  Mr. Ferguson acted as our Chief Executive Officer through his position as Board President until September 1, 2007, the date on which we hired Mr. Ferguson as an employee to serve as our Chief Executive Officer and entered into an employment agreement with him.  Mr. Ferguson served under that employment agreement until September 1, 2008, after which he served at the pleasure of the Board.  Mr. Ferguson is currently paid an annual base salary of $124,800 on a bi-weekly basis and is eligible to participate in any bonus to employees at the discretion of the Board of Governors.  On January 28, 2012, Mr. Ferguson announced his intent to retire from his position as the Company’s Chief Executive Officer, effective March 23, 2012, subject to any transition services the Board of Governors may request Mr. Ferguson to perform after the effective date.  Our Board of Governors plans on hiring an outside placement agency to identify and interview possible successors, but has not yet selected a new principal executive officer.

Effective November 25, 2008, we entered a letter agreement with CFO Systems, LLC and Brett L. Frevert. Under the letter agreement, CFO Systems provided financial and consulting services to us at a rate of $130 per hour. The consulting services included providing day-to-day leadership and oversight for our finance department; CFO-level expertise in areas such as the annual audit, SEC filings, reports to Members, lender reporting and tax filings; and strategic planning, forecasting, and budgeting. The letter agreement contemplated a minimum of 500 hours of service and up to 800 hours of service. In connection with the letter agreement, Mr. Frevert agreed to serve as our Interim Chief Financial Officer.  On November 24, 2010, the Board of Governors terminated the Letter Agreement with CFO Systems, LLC and Mr. Frevert’s service as our Interim Chief Financial Officer ended concurrently with the termination of the Letter Agreement.

Lucas Schneider, our current Chief Financial Officer, is currently paid an annual base salary of $85,000.  The Company has not entered into an employment agreement with Mr. Schneider.

Our agreements with Messrs. Ferguson and Frevert did not provide for severance or any other compensation following termination of the employment or services.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, we are asking Members to cast an advisory vote on Named Executive Officer compensation.

As described in detail in the section entitled “Executive Officers and Executive Compensation — Our Compensation Philosophy,” our executive compensation program has been designed to provide a competitive level of compensation that is consistent with the Company’s budget, financial performance, and local labor market conditions.  We believe our compensation program supports our business initiatives and provides incentives to high performance.  Members are encouraged to read the Executive Compensation section of this proxy statement for a more detailed discussion of our executive compensation programs, including information about fiscal year 2011 compensation of our Named Executive Officers.

We are asking our Members to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our Members the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our Members to vote “FOR” the following resolution at the Meeting:

RESOLVED, that the Members of Heron Lake BioEnergy, LLC approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in Heron Lake BioEnergy’s proxy statement for the 2012 Annual Meeting of Members pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement.

Approval of this Proposal 2 requires the affirmative vote of the holders of a majority of the units present, in person or by proxy, and entitled to vote on this Proposal 2. While this vote is advisory, and not binding on the Compensation Committee or the Board of Governors, it will provide valuable information to us that the Compensation Committee will be able to consider when determining executive compensation philosophy, policies and practices for the remainder of fiscal 2012 and beyond.

The Board of Governors Recommends
Members Vote FOR
Proposal 2: Advisory Vote on Executive Compensation

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES

As required by Section 14A of the Securities Exchange Act of 1934, we are also asking Members to cast an advisory vote on the frequency of future advisory votes on our Named Executive Officer compensation.  By voting on this Proposal 3, Members may indicate whether they would prefer an advisory vote on Named Executive Officer compensation every year, every two years, or every three years.

After careful consideration, our Board of Governors has determined that an advisory vote on executive compensation that occurs every three years (triennially) is the most appropriate alternative for Heron Lake BioEnergy, LLC and therefore our Board of Governors recommends that you vote for “Every Three Years” as the frequency for future advisory votes on executive compensation.

In formulating its recommendation, our Board of Governors believes that a triennial vote will provide us with the time to thoughtfully consider the voting results, engage with Members to further understand the voting results, and respond to the vote and to Members’ feedback.  Our executive compensation programs are also based on our long-term business strategy and execution of a multi-year process of transforming Heron Lake BioEnergy LLC into a higher performing business, which is more appropriately reflected with a three-year timeframe.  Additionally, we intend on continuing our practice of engaging with our Members regarding executive compensation during the period between Member advisory votes.  We believe that our openness to input from our Members regarding executive compensation and the ability of Members to contact us at any time regarding these matters reduces the need for and value of a more frequent advisory vote on executive compensation.

Members are not being asked to approve or disapprove of the Board’s recommendation, but rather to indicate their own choice among the frequency options. Members may cast a vote on their preferred voting frequency by choosing the option of every year, every two years, every three years or abstain from voting on Proposal 3.

The option of every year, every two years or every three years that receives a plurality of the votes cast at the Annual Meeting by Members voting on Proposal 3 will be the frequency for the advisory vote on executive compensation that has been selected by Members.  While this vote is advisory, and not binding on the Board of Governors, the Board will take into account the outcome of the vote in making its determination concerning the frequency of future advisory votes on executive compensation.

The Board of Governors Recommends a Vote of
EVERY THREE YEARS on
Proposal 3: Advisory Vote on Frequency of Future
Executive Compensation Advisory Votes

GOVERNOR COMPENSATION

For fiscal year 2011 service, each Governor received $1,500 per full quarter of Board service.  Additionally, each Governor received $250 for each Board meeting attended (whether in person or telephonically).  Each committee member also received $250 for each committee meeting attended in person and $200 for each special meeting attended in person.  Mr. Ferguson, the Board President and our Chief Executive Officer during fiscal year 2011, received the same retainer and per meeting fees as the other non-employee Governors.  Members of our Board of Governors are also reimbursed for reasonable expenses included in carrying out their duties as Governors, including mileage reimbursement for travel to meetings.

Also for fiscal year 2011, Governors received an additional quarterly retainer for holding Board officer positions, as follows: Board President, $2,500 per quarter; Board Vice President, $2,250 per quarter; Board Treasurer, $2,000 per quarter; Board Secretary, $1,750 per quarter.  Each officer of the Board received an additional $250 for each meeting of the Board attended either in person or telephonically. For fiscal year 2011, Robert J. Ferguson served as the President of the Board; Doug Schmitz served as the Vice President of the Board; Michael S. Kunerth served as the Treasurer of the Board; and David J. Woestehoff served as Secretary of the Board.

The following table shows for fiscal year 2011 the total compensation paid by us to each of our Governors:

Name	Fees Earned or Paid in Cash ($) (1)
Robert J. Ferguson	$12,400
Doug Schmitz	$12,800
David J. Woestehoff	$12,350
Michael S. Kunerth	$11,900
Milton J. McKeown	$9,500
Timothy O. Helgemoe	$8,700
David J. Bach	$9,050
Robert J. Wolf	$9,900
David M. Reinhart	$11,100
Kenton Johnson	$0
Fagen, Inc. (2)	$4,600

(1)         Represents cash retainers and meeting fees for fiscal year 2011 as described above and total compensation to each Governor.

(2)         Represents amounts paid by us to Fagen, Inc., an affiliate of Project Viking, in respect of the services of (i) Matthew H. Sederstrom during the portion of fiscal year 2011 from November 1, 2010 to Mr. Sederstrom’s removal on May 24, 2011; (ii) the services of Steven H. Core during the portion of fiscal year 2011 from his appointment on May 24, 2011 to October 31, 2011; and (iii) the services of Nick Bowdish during the portion of fiscal year 2011 from his appointment on May 24, 2011 to October 31, 2011 .  Each of Messrs. Bowdish, Core and Sederstrom were separately compensated by Fagen, Inc. for their service on our Board.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Transactions in Fiscal Year 2011

Since the beginning of fiscal year 2010, we have not entered into any transaction and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest, except as described in the “Executive Officers and Executive Compensation” section of this proxy statement or as described below.

Corn Transactions. In the ordinary course of business, we regularly enter into transactions to buy grain. From time to time, we may buy grain from related persons on the same basis as we buy grain from un-related parties. During fiscal year 2011, we purchased approximately $700,000 in grain from Robert J. Ferguson and approximately $13.2 million in grain from Schmitz Grain, Inc. Robert J. Ferguson is a Governor and our Chief Executive Officer. Schmitz Grain, Inc. is controlled by Doug Schmitz, a Governor.

Process for Review, Approval or Ratification of Transactions with Related Persons

The charter of our Audit Committee provides that the Audit Committee is responsible for reviewing and approving the terms and conditions of all of transactions we enter into in which an officer, Governor or any Member holding greater than 5% or any affiliate of these persons has a direct or indirect material interest.  Our Code of Business Conduct and Ethics, which is applicable to all of our employees and Governors, also prohibits our employees, including our executive officers, and our Governors from engaging in conflict of interest transactions.  Requests for waivers by our executive officers and Governors from the provisions of, or requests for consents by our executive officers and Governors under, our Code of Business Conduct and Ethics must be made to the Audit Committee.

In addition, in December 2007, we adopted a formal related person transaction approval policy, which sets forth our policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission.  Our policy applies to any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which our company is a participant and in which a related person has a direct or indirect interest.  Through the policy, the Audit Committee has also identified and pre-approved certain transactions with related persons, including:

•                  employment and compensation of our executive officers or Governor compensation, if required to be reported in under the disclosure requirements of the Securities and Exchange Commission,

•                  payment of ordinary expenses and business reimbursements;

•                  transactions with another company in which the related party’s only relationship is as a non-executive officer, employee, governor/director or beneficial owner of less than 10% of the other company’s voting equity and in which the dollar amount does not exceed the greater of $100,000 or 2% of the other company’s total revenues;

•                  any transaction with another company controlled by a related party or with a related party for the purchase by us of corn where (A) the amount of corn sold in the transaction does not exceed 200,000 bushels; (B) the contract for delivery of the corn specifies a delivery date of not more than sixty (60) days from the date of the contract; (C) the price per bushel is fixed at the time of the contract; and (D) where the amount paid per bushel or other material terms of the transaction are based on consideration or criteria generally applicable to other sellers of corn of a like quality and quantity, given the conditions of the grain markets at the time of sale;

•                  charitable contributions in which the dollar amount does not exceed $100,000 or 2% of the charitable organization’s receipts if the related party’s only relationship is as a non-executive officer, employee or a governor/director;

•                  payments made under our Articles of Organization, Member Control Agreement, insurance policies or other agreements relating to indemnification;

•                  transactions in which our Members receive proportional benefits; and

•                  transactions that involve competitive bid, banking transactions and transactions where the terms of which are regulated by law or governmental authority.

The Audit Committee must approve any related person transaction subject to this policy before commencement of the related party transaction.  If pre-approval is not feasible, the Audit Committee may ratify, amend or terminate the related person transaction. The Audit Committee will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a related party transaction:

•                  whether the terms are fair to us;

•                  whether the terms of the related party transaction are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•                  whether the related party transaction is material to us;

•                  the role the related party has played in arranging the transaction;

•                  the structure of the related party transaction;

•                  the interests of all related parties in the transaction;

•                  the extent of the related party’s interest in the transaction; and

•                  whether the transaction would require a waiver of our Code of Business Conduct and Ethics.

The Audit Committee may, in its sole discretion, approve or deny any related person transaction.  Approval of a related person transaction may be conditioned upon our company and the related person taking such precautionary actions, as the Audit Committees deems appropriate.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Boulay, Heutmaker, Zibell & Co. P.L.L.P., independent certified public accountants, served as our independent registered public accounting firm for the fiscal year ended October 31, 2011. The Audit Committee has selected Boulay, Heutmaker, Zibell & Co. P.L.L.P. to serve as our independent registered public accounting firm for the year ending October 31, 2012.

Representatives of Boulay, Heutmaker, Zibell & Co. P.L.L.P. are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so.  In addition, representatives will be available to respond to appropriate questions.

Accountant Fees and Services

The following is an explanation of the fees billed to us by Boulay, Heutmaker, Zibell & Co. P.L.L.P. for professional services rendered for the fiscal years ended October 31, 2011 and October 31, 2010, which totaled $161,174 and $173,870, respectively.

Audit Fees. The aggregate fees billed to us for professional services related to the audit of our annual financial statements, review of financial statements included in our reports with the Securities and Exchange Commission, or other services normally provided by Boulay, Heutmaker, Zibell & Co. P.L.L.P. in connection with statutory and regulatory filings or engagements for the fiscal years ended October 31, 2011 and October 31, 2010 totaled $138,677 and $149,300, respectively.

Audit-Related Fees. The aggregate fees billed to us for professional services for assurance and related services by Boulay, Heutmaker, Zibell & Co. P.L.L.P. that were reasonably related to the performance of the audit or review of our financial statements and were not reported above under “Audit Fees” for the fiscal year ended October 31, 2011 and October 31, 2010 were $7,860 and $10,330, respectively, which includes fees related to equity transaction, debt settlement, and other contract matters.

Tax Fees. The aggregate fees billed to us by Boulay, Heutmaker, Zibell & Co. P.L.L.P. for professional services related to tax compliance, tax advice, and tax planning for the fiscal year ended October 31, 2011 and October 31, 2010 totaled $14,637 and $14,240, respectively.

All Other Fees. For the fiscal year ended October 31, 2011 and October 31, 2010, there were no fees billed to us by Boulay, Heutmaker, Zibell & Co. P.L.L.P. for professional services or products not previously disclosed.

Audit Committee Pre-Approval Policies

We have adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the Audit Committee may delegate the authority to pre-approve any engagement or service less than $10,000 to one of its members, but requires that the member report such pre-approval at the next full Audit Committee meeting. The Audit Committee may not delegate its pre-approval authority for any services rendered by our independent auditors relating to internal controls. These pre-approval policies and procedures prohibit delegation of the Audit Committee’s responsibilities to our management. Under the policies and procedures, the Audit Committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.

All of the services described above for fiscal year 2011 were pre-approved by the Audit Committee or a member of the committee before Boulay, Heutmaker, Zibell & Co. P.L.L.P. was engaged to render the services.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our Governors, officers and persons who own more than 10% of our Units to file reports of ownership and changes in ownership in our Units with the Securities and Exchange Commission, and to furnish us with copies of the reports. Based on our review of such reports, we believe that our Governors, officers and owners of 10% or more of our Units timely filed all required Section 16(a) reports during our fiscal year ended October 31, 2011.

MEMBER PROPOSALS FOR 2013 ANNUAL MEETING

The proxy rules of the Securities and Exchange Commission permit equity owners of a company, after timely notice to the company, to present proposals for action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for action by equity owners and are not properly omitted by company action in accordance with the proxy rules. The Heron Lake BioEnergy 2013 Annual Meeting of Members is expected to be held on or about March 21, 2013, and proxy materials in connection with that meeting are expected to be mailed on or about February 26, 2013.  Member proposals prepared in accordance with the proxy rules must be received by us on or before October 29, 2012.

In addition, if we receive notice of a Member proposal less than 45 days before the date on which we first mailed our materials for the prior year’s annual meeting, such proposal also will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Governors for our 2013 Annual Meeting of Members may exercise discretionary voting power with respect to such proposal.

Heron Lake BioEnergy, LLC will also be soliciting Governor candidates by notifying Members of a “Call for Board of Governors Nominations” in the Fall of 2012.

ANNUAL REPORT AND AUDITED FINANCIAL STATEMENTS

An annual report of Heron Lake BioEnergy, LLC setting forth our activities and containing our financial statements for the fiscal year ended October 31, 2011 accompanies this Notice of Annual Meeting and proxy statement.

Members may receive, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended October 31, 2011, including financial statements schedules and amendments thereto, as filed with the Securities and Exchange Commission, by writing to: Heron Lake BioEnergy, LLC, 91246 390th Avenue, Heron Lake, Minnesota 56137, Attention: Chief Financial Officer, or by calling us at (507) 793-0077.

OTHER BUSINESS

At the date of this proxy statement, management knows of no other business that may properly come before the Meeting.  However, if any other matters properly come before the Meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

By Order of the Board of Governors

/s/ Kenton Johnson

Kenton Johnson
Secretary of the Board of Governors

Heron Lake, Minnesota
February 28, 2012

Heron Lake BioEnergy, LLC	PROXY
91246 390th Avenue
Heron Lake, Minnesota 56137	2012 ANNUAL MEETING OF MEMBERS
(507) 793-0077

The undersigned hereby appoints Michael S. Kunerth and Kenton Johnson, or any of them, with power of substitution to each, as attorneys and proxies, and hereby authorizes them to represent the undersigned at the Annual Meeting of Members of Heron Lake BioEnergy, LLC to be held Thursday, March 22, 2012, at 1:30 p.m. local time, at the Heron Lake Community Center, 312 10th Street, Heron Lake, Minnesota 56137, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated below, all Class A Units of Heron Lake BioEnergy, LLC held of record by the undersigned on February 23, 2012 and that the undersigned is entitled to vote at such Annual Meeting, hereby revoking all former proxies.

There are TWO WAYS to vote your PROXY.

Vote By Fax:  Mark, sign and date this Proxy and return it by facsimile to:  (507) 793-0078. If you vote by fax, please do not mail your Proxy.

Vote By Mail:  Mark, sign and date this Proxy and return it in the enclosed postage-paid envelope or return it to Heron Lake BioEnergy, LLC, 91246 390th Avenue, Heron Lake, Minnesota 56137.  If you vote by mail, please do not fax your Proxy.

To be voted at the Annual Meeting, your Proxy must be received by
5:00 p.m. local time on Wednesday, March 21, 2012.

PLEASE RETURN YOUR PROXY AS SOON AS POSSIBLE.

1.                                       To elect three (3) Governors, one Governor to serve for a term of two years and two Governors to serve for a term of three years, or until their respective successors have been elected and qualified.

Doug Schmitz	☐ FOR	☐ WITHHOLD

Robert J. Ferguson	☐ FOR	☐ WITHHOLD

David J. Woestehoff	☐ FOR	☐ WITHHOLD

2.                                       To cast an advisory vote on executive compensation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.                                       To cast an advisory vote on the frequency of future executive compensation advisory votes.

☐ EVERY YEAR	☐ EVERY 2 YEARS	☐ EVERY 3 YEARS	☐ ABSTAIN

In the event that any other matters properly come before the Annual Meeting calling for a vote of Members, the persons named as proxies will vote in accordance with their best judgment on such other matters.

This Proxy, if properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this Proxy will be voted FOR each nominee named in Proposal 1, FOR Proposal 2, and for the option of “EVERY 3 YEARS” on Proposal 3.

Date: , 2012

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Signature(s) in Box

Please sign exactly as your name or names appear on HLBE records. If held in joint ownership, all persons must sign. Trustees, administrators, custodians etc., should include title and authority. Corporations, limited liability companies or other entities should provide full name of entity and title of authorized officer signing the Proxy.